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                                                                   Exhibit 10.38

             AMENDMENT NO. 2 TO COMPENSATION CONTINUATION AGREEMENT

        This Amendment No. 2 to Compensation Continuation Agreement is dated as of January 29, 2002 (the "Amendment") by and between Identix Incorporated, a Delaware corporation ("Identix" or the "Company"), and James P. Scullion ("Employee").

        WHEREAS, Identix and Employee entered into that certain Compensation Continuation Agreement dated as of January 5, 2000, as amended August 22, 2001 (the "Agreement") and desire in accordance with Section 10(i) of the Agreement to make certain amendments thereto:

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

        1. Term of Agreement. Section 1(c) of the Agreement is hereby amended to read in its entirety as follows:

                "(c) `Expiration Date' means January 29, 2004."

        2. Effect. Except as expressly provided in this Amendment No. 2, the Agreement has not been amended or modified and, as amended hereby, shall remain in full force and effect.

        3. Counterparts. This Amendment may be executed in duplicate counterparts, each of which shall be deemed to be an original.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

IDENTIX INCORPORATED            EMPLOYEE



By   /s/ Robert McCashin                    By   /s/ James P. Scullion
  ---------------------------------           ----------------------------------
     Name:  Robert McCashin                      Name:  James P. Scullion
     Title: Chairman and CEO